Exhibit 23.3

                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Pacific Animated Imaging Corporation on Form S-3 of our report dated March 1, 1996, on our audits of the consolidated financial statements of Pacific Animated Imaging Corporation as of December 31, 1994 and 1995, and for the years then ended, which report is included in the Pacific Animated Imaging Corporation Annual Report on Form 10-KSB for the year ended December 31, 1995, and our report, which contains an explanatory paragraph regarding U.S. Technologies, Inc.'s ability to continue as a going concern, dated September 27, 1996, except for Note 1 for which the date is November 8, 1996, on our audit of the financial statements of U.S. Technologies, Inc. as of December 31, 1995 and for the year then ended, which report is included in the Pacific Animated Imaging Corporation Form 8-K/A dated August 2, 1996, as amended on November 14, 1996. We also consent to the reference to our firm under the caption "Experts".


                                   Coopers & Lybrand L.L.P.


February 3, 1997
McLean, Virginia